UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pacific Gold Corporation
(Exact Name of registrant in its charter)

Wyoming	1040	To be applied
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

109 W. 17th Street., Cheyenne, WY 82001; Tel:
(Address and telephone number of principal executive offices)

Russell Heaton, CEO, 109 W. 17th Street, Cheyenne, WY 82001; Tel:
(Name, address and telephone number of agent for service)

With Copies to: Russell Heaton, 2196 East Little Cloud Circle Sandy UT 84093

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Share amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	4,000,000.00	$0.25	$1,250,000.00	$145.13

(1)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2011

PRELIMINARY PROSPECTUS
PACIFIC GOLD CORPORATION
Shares of Common Stock
2,400,000 Minimum - 4,000,000 Maximum
$0.25 per share

Pacific Gold Corporation (“Pacific Gold” or the "Company") is offering, on a “best-efforts” basis a minimum of 2,400,000 (the “Minimum Offering”) and a maximum of 4,000,000 (the “Maximum Offering”) shares of its common stock, $0.001 par value, at a purchase price of $0.25 per share (“Shares”). This is the initial offering of our Common Stock and no public market currently exists for the securities being offered in this prospectus. We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended. Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Pacific Gold being no longer classified a shell company.

The proceeds from the sale of the Shares in this offering will be payable to Pacific Gold Corporation Trust Account f/b/o Pacific Gold Corporation. All subscription funds will be held in escrow in a non-interest bearing Trust Account at Jody Walker trust account pending the achievement of the Minimum Offering and no funds shall be released to Pacific Gold Corporation until such a time as the Minimum Offering is achieved. If the Minimum Offering is not achieved within 18 months of the effective date of this document, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 18 months. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

We are offering the Shares on self-underwritten, best-efforts basis directly through our director, Russell Heaton. The Shares will be offered at a fixed price of $0.25 per share for a period not to exceed 18 months from the date of this prospectus, or any extension thereof. A market for our Common Stock may never develop. Initially, the Shares will be sold on our behalf by our director, Russell Heaton. Our director will not receive any commissions or other compensation from the offering for selling the Shares on our behalf. The intended methods of communication include telephone and personal contact.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements. For more information, see the prospectus sections titled “Plan of Distribution” and “Use of Proceeds”.

The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 Shares is completed, (ii) anytime after the Minimum Offering of 2,400,000 shares of common stock is achieved, in the Company’s discretion, or (ii) 180 days from the effective date of this document, or any extension thereto.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE THREE.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated September 13, 2011

SUMMARY

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors" section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We were incorporated on July 16, 2009, under the laws of the state of Wyoming. Our principal offices are located at 109 W. 17th Street, Cheyenne, WY 82001.

THE OFFERING

Securities Being Offered	A minimum of 2,400,000 and up to 4,000,000 shares of common stock, $0.001 par value.
Offering Price	$0.25 per share.
Terms of the Offering	We will determine when and how we will sell the common stock offered in this prospectus.
Termination of the Offering
The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 Shares is completed, (ii) anytime after the Minimum Offering of 2,400,000 shares of common stock is achieved, in the Company’s discretion, or (ii) 180 days from the effective date of this document, or any extension thereto.

Use of Proceeds
We will use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures, and potentially for buying gold and silver properties and manufacturing facilities, distribution channels and mining operations.

SUMMARY OF OUR BUSINES

We are a start-up, exploration stage corporation engaged in the search for gold and silver. We intend to explore and acquire viable gold and silver claims and set up a mining operation specifically in the Caribou Gold District of Northern British Columbia, Canada. Other than $12,454 in cash, we have no assets and no property.

SUMMARY FINANCIAL INFORMATION

The tables below summarize the audited financial statements of Pacific Gold Corporation for the period July 16, 2009 (inception) to July 29, 2011:

BALANCE SHEET	As of July 29, 2011 (Audited)

Total Assets	$12,454
Total Liabilities	$0
Stockholders Equity	$12,454

INCOME STATEMENT
Revenue	$0
Total Expenses	$(4,273)
Net Loss	$(4,273)

RULE 419 – “BLANK CHECK COMPANY”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419. Rule 419 defines a “blank check company” as a company that:

(1) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2) is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations. Our business plan and purpose is to initially we intend to explore and acquire viable gold and silver claims and set up a mining operation specifically in the Caribou Gold District of Northern British Columbia, Canada.

As of September 13, 2011, we have not generated any revenue nor do we anticipate generating any revenue for at least 12 months from the date we close this offering, assuming we are able to place a sufficient amount of this offering. Upon receipt of adequate funding from this offering we intend to we intend to explore and acquire viable gold and silver claims and set up a mining operation specifically in the Caribou Gold District of Northern British Columbia, Canada. Lastly, we do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Pacific Gold Corporation, Our Financial Condition and Our Business Model

1.We are an exploration stage corporation, lack a business history and have losses that we expect to continue into the future. If the losses continue we will have to suspend operations or cease functioning.

We were incorporated on July 16, 2009 and we have not started our proposed business or realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $4,273. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to find a profitable exploration property;
•	our ability to generate revenues; and
•	our ability to reduce exploration costs.

Based upon current plans, we expect to incur losses in future periods. This will happen because there are expenses associated with the exploration of potential mining properties. We may not be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate significant operating revenues in the future or ever achieve profitable operations.

2.We have no known mineral reserves and we may not find any gold or if we find gold it may not be in economic quantities. If we fail to find any gold or if we are unable to find gold in economic quantities, we will have to cease operations.

We have no known mineral reserves. Even if we find gold it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any gold is recoverable, we do not know that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will cause us to cease operations.

3.We require substantial funds merely to determine if mineral reserves exist on potential mining properties.

Any potential development and production of potential mining properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand our plans on these exploration properties will involve the consideration and evaluation of several significant factors including, but not limited to:

•	Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities;
•	Availability and costs of financing;
•	Ongoing costs of production;
•	Market prices for the products to be produced;
•	Environmental compliance regulations and restraints; and
•	Political climate and/or governmental regulation and control.

4.If we decide not to complete both phases of our exploration program or should we decide that further exploration is not feasible we will have to cease operations and will go out of business.

Pacific Gold’s exploration plan consists of two phases. Commencement of the second phase is dependent on favorable completion of the first phase. Should Pacific Gold, for any reason, decide not to proceed with phase II of the exploration program, we will have to cease our business plan.  It will be necessary to analyze the data following each of the phases of the exploration program and come to a decision that further work is, or is not, warranted and that such work is likely, or not likely, to add value to a potential property prior to any decision being made as to proceeding to the next phase. In the event that the geoscientist who supervises the phase I program recommends in his written report, based on his evaluation of the results, that the property lacks merit and no further value would be obtained by proceeding with phase II, then a decision to not proceed with phase II would be made. Such a decision would not be made arbitrarily by management.

5.We depend on key personnel.

Pacific Gold is substantially dependent on the services of CEO and sole Director, Russell Heaton. In the event of the death, disability, departure or his insolvency, the business of the Company may be adversely affected. Mr. Heaton will devote such time and effort as he deems necessary for the management and administration of the Company’s business. However, he will continue to engage in various other business activities in addition to managing the Company and, consequently, will not devote his complete time to the Company’s business.  Since Mr. Heaton will make all management decisions, you should only purchase the Shares if you are comfortable entrusting him to make all decisions regarding the investments that will be acquired with the proceeds of this offering.

6.Our proposed business may be construed as being commensurate in scope with the uncertainty associated with a blank-check corporation.

Pacific Gold Corporation is an exploration stage corporation. We have no revenues, contracts or agreements with customers or suppliers and have conducted little business activity other than for the raising of initial seed capital and the filing of this registration statement. We have only $13,997 in total assets. However, because we have a specific business we believe we do not meet the criteria for the application of Rule 419, the blank check corporation prohibition of the Act.  Although we have a specific business plan, investors should be aware that as a exploration phase entity there is a risk that Pacific Gold’s business plan may not be successful in which case you may lose all of your investment.”

7.The probability of an individual prospect ever having reserves is extremely remote.

The worldwide mining industry is founded upon small parcels of land being explored by junior exploration entities while the chance of finding reserves on any individual prospect is almost infinitesimal. It is not uncommon to spend millions of dollars on a potential project, complete many phases of exploration and still not obtain reserves that can be economically exploited. Therefore, the chances of Pacific Gold’s potential properties having mineral reserves is remote.

8.Management lacks formal training in mineral exploration.

Our CEO (i.e., “Management”) has no professional accreditation or formal training in the business of exploration. With no direct training or experience in these areas our Management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of Management’s lack of experience in the industry. For this reason we will retain such technical experts as are required to provide professional and technical guidance.

9.Because we are small and poorly capitalized, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests on any potential property we acquire. In particular, we may not:

•	spend as much money as we would like to explore a potential property on which we own or share mining interests;
•	devote the time we would like to explore the potential property on which we own or share mining interests.;
•	rent the quality of equipment we would like to have for exploration; or
•	have the number of people working on the property on which we own or share mining interests that we would like to have.

By limiting our operations, it may take longer and cost more to explore our optioned property and decrease the likelihood of finding minerals, if they exist.

10.Because we are in the development stage and have nominal assets and minimal operations, we are considered a “shell company” and our business is difficult to evaluate.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended. Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Pacific Gold being no longer classified a shell company.
To effectively eliminate our status as a shell company we will need to identify and acquire a suitable mining property and commence mining operations. If we are able to fully subscribe this offering, we should be able to accomplish these milestones. Since inception, we have primarily been engaged in organizational efforts and developing our overall business plan and future growth strategy.
Additionally, because we are currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern. We do not anticipate generating significant revenues or attaining profitability from operations for at least ten more months. We currently do not have any revenue. We anticipate we will continue sustaining operating expenses over the next 12 months, probably even longer. This will likely result in us continuing to incur net operating losses for the foreseeable future. There is no guarantee that we will ever develop and sustain a suitable business operation.

Risk Factors Relating to Our Common Stock and This Offering

11.      There is no public (trading) market for our common stock and there is no assurance that our common stock will ever trade on a recognized exchange or dealers’ network. Therefore, anyone investing in this offering may not be able to sell his or her shares.

There is no public (trading) market for our common stock and there is no assurance that our common stock will ever trade on a recognized exchange or dealers’ network. Therefore, anyone investing in this offering may not be able to sell his or her shares.
Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We are in preliminary discussions with Pennaluna & Company to enable our common stock to be quoted on the OTC Bulletin Board upon effectiveness of this registration; however, we can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. We have not engaged an underwriter for this offering. Therefore, we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;
•	changes in general economic conditions; and
•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.
As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

12.      We will sell this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we have not engaged the services of an underwriter to sell the shares. We intend to sell our shares through our sole director who will receive no commissions or other forms of compensation for doing this for us. Our director will offer the shares to friends, family members, and other business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless they are successful in selling the shares and we receive the proceeds from this offering, we may have to seek alternative financing before we are able to proceed with our business plan.

13.           If our common stock is accepted for quotation on the OTC Bulletin Board it will be subject to the "Penny Stock" rules of the SEC, which may limit the trading market in our common stock and make transactions in our stock cumbersome, thereby possibly reducing the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information, investment experience and investment objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to sell shares of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

14.      Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

Our business is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

15.      Volatility in our common share price may subject us to securities litigation, thereby diverting our resources which may materially affect our profitability and results of operations.

We expect the market for our common stock, if one ever develops, to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

FORWARD-LOOKING STATEMENTS

This discussion contains certain statements, which may be viewed as forward-looking statements that involve risks and uncertainties. When used herein, the words "believes", "anticipates", "expects" and similar expressions are intended in certain circumstances, to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks of a startup company becoming profitable and raising the funds required to do so. Given these uncertainties, you are cautioned not to place undue reliance on such statements. There are no assurances the company can fulfill such forward-looking statements. Such forward-looking statements are only predictions; actual events or results may differ materially as a result of risks facing the company. Some of these risks include changes in government regulations, lack of financing and undercapitalization, inability to compete on a price level with competitors, loss of supply contracts, and increases in shipping costs

USE OF PROCEEDS

Without realizing the Minimum Offering proceeds, we will not be able to commence planned operations and implement our business plan. The proceeds from the sale of the shares in this offering will be payable to Pacific Gold Trust Account f/b/o Pacific Gold Corporation. All subscription funds will be held in escrow in a non-interest bearing Trust Account at Jody Walker (the “Escrow Account”), pending the achievement of the Minimum Offering.

We will use the net proceeds of this offering for general corporate purposes, including working capital and capital expenditures and potentially for establishing its manufacturing facilities, distribution channels, and construction operations.  A more detailed description of our anticipated expenses can be found under the “Description of Business” section of this Prospectus.  We have not yet determined all of our anticipated expenditures and therefore cannot estimate the exact amounts to be used for all of the purposes discussed above. Accordingly, our management will have broad discretion in applying the net proceeds from this offering.

The Company intends to use the proceeds from this offering as follows:

	Minimum Offering			Maximum Offering
Application of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds
Total Offering Proceeds	600,000	100.00%	100.00%	$1,000,000	100.00%	100.00%
Mining Property Acquisition	400,000	66.67%	66.67%	800,000	80%	80%
Excavator (Rent) ($750/day x 20 days)	10,000	1.67%	1.67%	10,000	1.00%	1.00%
Geological Supervision ($ 300/day x 20 days)	6,000	1.00%	1.00%	6,000	0.60%	0.60%
Camp costs ($ 200/day x 20 days)	4,000	0.67%	0.67%	4,000	0.40%	0.40%
Assay costs	8,000	1.33%	1.33%	8,000	0.80%	0.80%
Supplies	1,500	0.25%	0.25%	1,500	0.15%	0.15%
Trommel operations/prospecting ($ 400/day x 25 days)	10,000	1.67%	1.67%	10,000	1.00%	1.00%
Working Capital and Expenses	160,500	26.75%	26.75%	160,500	16.05%	16.05%
TOTAL	600,000	100%	100%	1,000,000	100%	100%

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by us. The offering price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to begin to establish our mining operations. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Our net tangible book value as of July 29, 2011 was approximately $12,454, or $0.05 per share of common stock based on 262,700 shares of common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 29, 2011. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of class A common stock in this offering and the net tangible book value per share of common stock immediately after completion of this offering.

After giving effect to the sale of the minimum offering of 2,400,000 shares of class A common stock by us in this offering at the offering price of $0.25 per share, and after deducting estimated offering expenses payable by us of $10,135.00 (consisting of SEC registration fees of $145, printing and shipping expenses of $2,000, legal and professional fess of $3,500 and accounting fees of $2,500, and transfer agent and miscellaneous expenses of $2,000), our net tangible book value would be approximately $602,319.00, or $0.23 per share of common stock. This represents an immediate increase in net tangible book value of $0.18 per share of class A common stock to existing stockholders and an immediate dilution in net tangible book value of $0.02 per share to new investors purchasing shares of class A common stock in this offering based on the minimum offering amount.

After giving effect to the sale of the maximum offering of 4,000,000 shares of class A common stock by us in this offering at the offering price of $0.25 per share, and after deducting estimated offering expenses payable by us of $10,010.00, our net tangible book value would be approximately $1,002,319.00, or $0.24 per share of common stock. This represents an immediate increase in net tangible book value of $0.19 per share of class A common stock to existing stockholders and an immediate dilution in net tangible book value of $0.01 per share to new investors purchasing shares of class A common stock in this offering based on the minimum offering amount.  The following table illustrates this per share dilution:

Minimum Offering ($600,000)
Public offering price per share of class A common stock		$0.25
Net tangible book value per common share as of July 29, 2011	$0.05
Increase in net tangible book value per share attributable to existing stockholders	$0.18
Net tangible book value per share as adjusted after this offering		$0.23
Dilution per share to new investors		$0.02

Maximum Offering ($1,000,000)
Public offering price per share of class A common stock		$0.25
Net tangible book value per common share as of July 29, 2011	$0.05
Increase in net tangible book value per share attributable to existing stockholders	$0.19
Net tangible book value per share as adjusted after this offering		$0.24
Dilution per share to new investors		$0.01

SELLING SHAREHOLDERS

There are no selling shareholders involved in this offering.

PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, this will be a self-underwritten “best-efforts” offering. This prospectus is part of a prospectus that permits our director, Russell Heaton, to sell the shares of common stock directly to the public with no commission or other remuneration payable to our director for any share he may sell. Our director will sell the shares and intend to offer them to friends, family members, and personal and professional acquaintances.  In offering the securities on our behalf, our directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. In their endeavors to sell this offering, our directors will not use any mass-advertising methods such as the Internet or print media.

The proceeds from the sale of the Shares in this offering will be payable to Pacific Gold Corporation Trust Account f/b/o Pacific Gold Corporation. All subscription funds will be held in escrow in a non-interest bearing Trust Account at Jody Walker Esq. Trust account, pending the achievement of the Minimum Offering and no funds shall be released to Pacific Gold Corporation until such a time as the Minimum Offering is achieved. If the Minimum Offering is not achieved within 18 months of the effective date of this document, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 18 months, but in no event shall this offering continue for more than two years following the effective date of this document.

Our director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1)	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;
2)	The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3)	The person is not at the time of their participation, an associated person of a broker-dealer; and

4)
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our director is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to be our director at the end of this offering and is not currently and has not been during the last 12 months a broker-dealer or associated with a broker-dealer.  He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Until our common stock becomes eligible for trading on the OTC Bulletin Board, we will be offering our shares of common stock at a fixed price of $0.25 per share of common stock. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any of these methods of sale; or

•	any other method permitted pursuant to applicable law.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.
Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements. Rule 15g-9 requires broker-dealers to:

•	approve the transaction for the customer's account;

•	obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased;

•	obtain from the customer information regarding his investment experience;

•	make a determination that the investment is suitable for the investor;

•	deliver to the customer a written statement for the basis for the suitability determination;

•	notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and

•
provide the customer with FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

State Blue Sky Laws

There can be no assurance that all, or any, of the shares will be sold. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Terms of the Offering

We are offering on a best-efforts basis a minimum of 2,400,000 and up to 4,000,000 shares of our common stock at a price of $0.25 per share. This is the initial offering of our common stock and no public market exists for the securities being offered. We are offering the shares through a “self-underwritten” offering, directly through our directors. The shares will be offered at a fixed price of $0.25 per share for a period of 18 months from the date of this prospectus, or any extension thereof. There is no minimum number of shares required to be purchased. This offering is on a best effort basis. No commission or other compensation related to the sale of the shares will be paid to our directors.The intended methods of communication include, without limitations, telephone, and personal contact.

The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 2,400,000 shares of common stock is achieved, or (iii) 18 months from the effective date of this document or any extension thereto. The offering will in no event continue for more than two years following the effective date of this document.

There can be no assurance that any of the shares will be sold. We have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent, nor do we intend to enter into any such agreement or arrangement with any broker/dealer or sales agent.
In order to comply with the applicable securities laws of certain states, the securities will be offered or sold only in those states if they have been registered or qualified for sale or an exemption from such registration or qualification requirement is available and with which we have complied.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to Pacific Gold Corporation.

Investors can purchase common stock in this offering by contacting the Company. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock,, $.001 par value per share.

Common Stock

As of May 12, 2011, there were 262,700 shares of our common stock issued and outstanding held by 44 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Luc Nguyen, Attorney at Law, with an address of 1192 Draper Pkwy., #244, Draper, UT 84020, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Lenning & Company to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

MANAGEMENT DISCUSSION, ANALYSIS OF FINANCIAL CONDITION, RESULTS OF OPERATIONS

Plan of Operation

We are a start-up, exploration stage corporation engaged in the search for gold and have not yet generated or realized any revenues from our business. We do not anticipate generating significant revenues until we are able to secure a potential mining claim and begin successful extraction of gold from such claim.

To meet our need for cash we are attempting to raise money from this offering. If we are able to raise sufficient funds from this offering we will be able to conduct the investigative phase of operations to identify a suitable mining claim and begin operations for the extraction of gold. However, if we fail to complete the offering, even at the minimum subscription level, we will have to cease our operations.

We do not expect any changes or hiring of employees since contracts are given to consultants and sub-contractor specialists in specific fields of expertise for the exploration work. We do not expect to purchase or sell any plant or significant equipment. We intend to lease or rent any equipment, such as an excavator, trommel, generators and so on that we will need in order to carry out our exploration activities. Since we are an exploration stage company, there is no assurance that commercially exploitable reserves of valuable minerals exist on any property that we now own or may own in the future.  We will need to do further exploration before a final evaluation of the economic and legal feasibility of our future exploration is determined.

Our success will depend upon finding commercially producible quantities of minerals, which are mineral deposits that have been identified through appropriate spaced drilling or underground sampling as having sufficient tonnage and average grade of metals to profitably remove them.  If we do not find commercially producible mineral deposits or if we cannot remove such deposits because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations.

There can be no assurance that we will be able to acquire any mineral property that has commercially producible quantities of any mineral, or that we will discover them if they exist.  If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we may cease operations and our stockholders may lose their investment.

We intend to seek out prospective mineral exploration properties by retaining the services of professional mining geologists to be selected.  As of the date of this prospectus, we have not selected a geologist.  We are initially focusing our exploration efforts in the Province of British Columbia, but we will also consider exploration opportunities elsewhere in Washington, Oregon and California. If our proposed exploration program identifies high priority geological targets suitable for a diamond drilling program, we will need to raise additional funding to finance the drilling program and any additional drilling and engineering studies that are required before we will know if we have commercially exploitable reserves of valuable minerals.  We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock.  There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.  If we are unable to secure additional funding, we may cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

Over the next 12 months we intend to complete Phase I of the exploration plan. Upon successful completion of the exploratory Phase I, we will commence Phase II of operations, which will include the extraction, processing and sale of any potential gold.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have yet to generate any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

To become profitable, we have to successfully acquire a suitable mining claim and successfully extract sufficient quantities of gold to cover our costs and generate a profit. We anticipate relying on equity sales of our common stock in order to continue to fund our business operations until we are able to generate sufficient revenues to cover our operating expenses, which may never happen. Issuances of additional shares will result in dilution to our then existing stockholders. There is no assurance that we will be able to make any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms.If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on July 16, 2009 through May 12, 2011.

During the period from July 16, 2009 (inception) through May 12, 2011, we have had minimal operations and have devoted most of our efforts to developing our business plan, issuing common stock, attempting to raise capital, and establishing an accounting system and other administrative functions. We have generated no revenue and incurred $4,273 in losses since inception, which includes $273 in administrative fees related to our formation and $4,000 we paid to an outside consultant, and included incorporation and formation assistance, preparation of this prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services.

Liquidity and Capital Resources

As of June 15 2011, we had no hard assets.  Further, we had no external credit facilities (i.e. bank loans, revolving lines of credit, etc.), nor do we anticipate obtaining any external credit facilities in the immediate future.

We expect to incur continued losses over the next 12 months, possibly even longer. As of May 25, 2011, we had hard assets, and we believe that we need at least $600,000 to meet our minimal working capital requirements over the next 12 months. Our intention is to obtain this money through this offering.  We are conducting this minimal offering through this prospectus aimed at raising enough capital to initiate operations

DESCRIPTION OF BUSINESS

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Overview of Our Business

We were incorporated in the State of Wyoming on July 16, 2009. Our statutory registered agent's office is located at 109 W. 17th Street., Cheyenne, WY 82001 and our business office is located 2196 East Little Cloud Circle Sandy UT 84093.  We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of this offering.

Business Development

Pacific Gold is an exploration stage corporation. Our first order of business will be to identify and acquire a mining claim in the Caribou Gold District of Northern British Columbia, Canada with potential gold deposits (the “Mining Claim”).  Generally, there are two types of ownership involving mining claims that can be acquired, patented mining claims and unpatented mining claims. A patented mining claim is one for which the federal government has passed its title to the claimant, making it private land. A person may mine and remove minerals from a mining claim without a mineral patent. However, a mineral patent gives the owner exclusive title to the locatable minerals. It also gives the owner title to the surface and other resources. With a patented claim the owner owns the land as well as the minerals. An unpatented mining claim is a particular parcel of federal land, valuable for a specific mineral deposit or deposits. It is a parcel for which an individual has asserted a right of possession. The right is restricted to the extraction and development of a mineral deposit. With an unpatented claim the owner of the claim is leasing, from the government, the right to extract minerals. No land ownership is conveyed.  Pacific Gold will initially pursue unpatented claims since they are less costly than patented claim, but may be open to acquiring patented claims in the future depending on its financial position.

Within the ownership framework of patented and unpatented mining claims there is a subset of mining claims differentiated by the type of mining permitted on the claims.  These two types of claims include lode and placer claims. A lode claim is a claim over a hard rock deposit.  Lode deposits are mineral deposits found in rock that commonly must be blasted and then milled to remove the valuable minerals. Lode claims cover classic veins or lodes having well-defined boundaries and also include other rock in-place bearing valuable mineral deposits. Examples include quartz or veins bearing gold or other metallic mineral deposits such as copper-bearing granites. A placer claim is a claim over gold-bearing sand or gravel, often along a stream or river. Placer claims cover all those deposits not subject to lode claims. Originally, placer claims included only deposits of mineral-bearing sand and gravel containing free gold or other detritus minerals. Placer deposits have accumulated through weathering and then transportation and concentration of the minerals in stream sediments. Basically the difference between a lode claim and a placer claim is that lode claims are staked on hard rock deposits and placer claims are staked on unconsolidated deposits.  Because lode deposits are capital and labor intensive to exploit, Pacific Gold will initially seek to acquire placer claims exclusively.

There will be no assurance that a commercially viable deposit will exist on any mining claim we acquire. Further exploration will be required before an evaluation as to the economic and legal feasibility of any claim is determined.

Exploration

Our business plan is to proceed with initial exploration of potential mining claims in the Caribou Gold District of Northern British Columbia, Canada to determine if there are commercially exploitable deposits of gold. We must conduct exploration to determine if gold exists on potential mining claims and if any is found it can be economically extracted and profitably processed.   To assist with our exploration activities, it is our intention to retain a geologist to evaluate viable mining claims.  We have budgeted up to $6,000 for the retention of a geologist at a rate of $300/day for up to 20 days.  We anticipate that 90-120 days will be allotted to identifying a suitable mining claim with the remaining budgeted days utilized for supervision over the mining operations.

Mining Operations

We will contract with two laborers for work on our mining operation. Once the geologist establishes the best areas to mine on our Mining Claim, we will establish operations in those specific areas.  Operations will be mobile and will be shifted to different areas of our Mining Claim as recommended by the geologist.  The method of extracting gold that we have elected will be through the use of a trommel system.  A rented excavator will load the dirt to feed the trommel.  This type of system can be operated by two individuals. A trommel, also referred to as a washing drum, is a cylindrical elongated tube used to clean and separate rocks and dirt from gold.  Gold is heavier then dirt and small rocks and will sit on the bottom in order for dirt and rocks to wash away.

Concurrent with commencement of our mining operations, we will develop relationships (based on market prices) with national and international gold dealers and wholesalers that will acquire the Company’s inventory of mined gold. In order to create a value added product our gold will have to be smelted and assayed.  Towards that end, Pacific Gold will establish relationships with established local smelting companies near the mining operation. These companies can also assay our silver and gold.  To local smelting companies we may enter into arrangements with are Imperial Smelting Vancouver B.C. and Rio Tinto Alcan in Kitimat, B.C.  Once we have either silver and gold in hand, we will contact the smelter for best pricing.  The working capital requirements of our company include general administrative expenses, compensation, corporate overhead, office rental expense, accounting and professional expenses and similar expenses.

Proceeds not immediately required for the purposes described above will be held in our bank account. Although we have made allocations for the use of the net proceeds of the offering, management may change the allocations in its sole discretion based on the amount of funds actually received. If less than all the shares are sold, we correspondingly will limit our activities to fewer activities. We also would reduce the working capital allocation and try to reduce the other anticipated expenses, especially in the area of exploration. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations.

History of Area

Northwest British Columbia contains a wealth of minerals, including gold, silver, copper, lead, zinc, molybdenum and anthracite coal. The value of many of these minerals have more than doubled in the past five years, creating a rush to develop new mining projects. In the Stikine and Taku regions of Northwest British Columbia, many new mines have been claimed, proposed, and more exploration projects are underway.

The history of the Caribou Gold Belt is long and extensive and is covered in numerous books and reports. The area around Mount Burns has seen several generations of placer operations, as well as limited lode production. A number of Geologists over several decades have contributed to the current interpretation of the geology of the Caribou Gold Belt.

Accessibility, Climate, Local Resources, Infrastructure and Geography

Many properties are located in the Wells, B.C. and Mount Burns areas – Mount Amador in the Quesnel Highland. Elevations range from 1200 meters in the Slough Creek lowlands to 1680 meters near the tops of the Mounts. The slopes are forest covered with some commercial Pine and Spruce along with a majority of decadent Balsam. The area is in a moist climatic belt, subject to heavy snowfall in winter and generally rainy conditions in summer. The area is usually snow free from late May to early November.

Deposit Types

There are currently four “types” of gold bearing “deposits” within the Caribou Gold Mining District.

1.	Placer Deposits.
2.	Pyritic quartz veins in brittle rocks associated with northerly trending faults.
3.	Pyritic replacement deposits usually associated with folds in limestone and in close proximity to northerly striking faults
4.	Pyrite with barite and sericite in a hydrothermal event (Bonanza Ledge).

Anomalous gold values have been recovered from the recently discovered northerly trending fault on the property.

Competitive Factors

The gold exploration industry is highly fragmented. We are competing with many other exploration companies looking for gold. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold exploration business, which is the cornerstone of the founding and early stage development of the overall mining industry. Readily available gold markets exist around the world for the sale of gold. Therefore, we will likely be able to sell any gold that we are able to recover.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work and a geologist to manage the exploration program. Our only employee will be Russell Heaton, our sole officer and director. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

At present, we have no employees, other than Mr. Heaton who does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings involving Pacific Gold Corporation.

During the past ten (10) years, Russell Heaton has not been the subject of  any of the following events:

1)	Any bankruptcy petition filed by or against any business of which Mr. Heaton was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

3)
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Heaton’s involvement in any type of business, securities or banking activities; and

4)
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We expect to have an agreement with Pennaluna & Company, Inc., a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board .We may not now and it may never qualify for quotation on the OTC Bulletin Board.

Our Transfer Agent

We have not appointed a transfer agent for our shares of common stock yet. The transfer agent will be responsible for all record- keeping and administrative functions in connection with our shares of common stock.

Rule 144 Shares

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. In addition, at the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the affiliates of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a "shell company"; (2) we have filed all reports as required by
Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of the date of this prospectus are as follows:

Russell Heaton – CEO/Director, Age 64

Mr. Heaton earned his BS degree in Political Science and Latin American Studies from Brigham Young University and later pursued graduate studies in advanced management techniques from Notre Dame.  Mr. Heaton’s career has included owning his own marketing, consulting, and advertising firm, as well as being involved in the television industry as a Station Manager and Vice President-General Manager of a major production facility.  He has also provided consulting services for many corporations.  Mr. Heaton has tremendous experience in the area of marketing technology, mining and commodities trading internationally.  He has strong relationships in many parts of the world including Asia and South America.  Mr. Heaton is fluent in both English and Portuguese.

Term of Office

Our sole officer and director currently does not have an employment agreement in place and will hold office until removed from office in accordance with our bylaws.

Significant Employees

The Company currently does not have any employees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 16, 2009 to December 31, 2010 (our fiscal year end) and subsequent thereto to the date of this prospectus.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Stock Bonus($)	Option Awards ($)	Non-Equity Incentive Plan Awards	Change in Pension Value and Nonqualified Deferred Compensation	All Other Earnings	Compensation Total ($)
Russell Heaton, CEO/Director	2010	$0	$0	$0	$0	$0	$0	$0

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not currently have an employment or consulting agreement with our officer, or any of our directors or significant employees and none of them currently receive compensation for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and directors, individually and as a group as of May 12, 2010, except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)
Officers and Directors
Russell Heaton, CEO and Director	40,000	15.23%	0	0%
5% Stockholders
Jian (Michael) Di (1)	40,000	15.23%	0	0%
VAWT Earth Wind and Power Corp (2)	25,000	9.52%	0	0%
Beijing Fusun Investment Ltd. (3)	15,000	5.71%	0	0%

(1)
Russell Heaton received 40,000 shares of our common stock valued at $400 or $0.001 a share, on January 1, 2011 in consideration of his services as CEO and assisting with the creation and early development of Pacific Gold Corp.

(2)
Jian Di received 40,000 shares of our common stock valued at $400 or $0.001 a share, on January 1, 2011 in consideration of his services of assisting with the early development of our business, including assistance with our private offering of common shares to friends and acquaintances in China.

(3)
VAWT Earth Wind and Power Corp received 25,000 shares of our common stock valued at $250, or $0.001 a share, on January 1, 2011 in consideration of its services of assisting with the creation and early development of our business, and formation assistance, preparation of this prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services. Rick Plotnikoff is the sole owner and control person of VAWT Earth Wind and Power Corp.

(4)
Beijing Fusun Investment Ltd., wholly owned and controlled by Jian Di, received 15,000 shares of our common stock valued at $150 or $0.001 a share, on January 1, 2011 in consideration of its services of assisting with the creation and early development of our business, including assistance with our private offering of common shares to friends and acquaintances in China.

The percent of class is based on 262,700 shares of common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•      Any relative or spouse of any of the foregoing persons who has the same house as such person;

•      Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On January 1, 2011, we issued 40,000 restricted shares of common stock, par value $0.001, to our CEO & sole director, Russell Heaton.

During the past five years, the Company has not entered into any transactions with any promoters of the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Wyoming Statutes Annotated and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

INDEX TO FINANCIAL STATEMENTS:

1. Independent Auditor’s Report;
2. Audited financial statements for the period from inception (June 16, 2009) to July 29, 2011
a.	Balance Sheets;	F-1
b.	Statement of Income	F-2
c.	Statement of Stockholders’ Equity	F-3
d.	Statement of Cash Flows	F-4
c.	Notes to Financial Statements	F-5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LENNING & CO., INC.
CERTIFIED PUBLIC ACCOUNTANTS

18377 Beach Blvd., Ste. 211
Huntington Beach, CA 92648
(714) 893-0646
Fax (714) 596-7152

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Pacific Gold Corporation

We have audited the accompanying balance sheet of Pacific Gold Corporation, (a development stage company), as of July 29, 2011, and the related statements of income, stockholder's equity and cash flows for the period from July 16, 2009 (inception) to July 29, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Gold Corporation as of July 29, 2011 in conformity with U.S. generally accepted accounting principles.

Lenning & Co. Inc.

Huntington Beach, CA

August 12, 2011

PACIFIC GOLD CORPORATION
(A Development Stage Company)
BALANCE SHEET
JULY 29, 2011

ASSETS

CASH AND EQUIVALENTS	$12,454

STOCKHOLDERS' EQUITY

STOCKHOLDERS' DEFICIT
Common stock
Authorized - 500,000,000 shares, $.001 par value
Issued and outstanding - 262,700 shares	263
Additional paid-in capital	18,007
Accumulated deficit	(5,816)

Total stockholders' equity	$12,454

See accompanying notes to the financial statements

PACIFIC GOLD CORPORATION
(A Development Stage Company)
STATEMENT OF INCOME AND ACCUMULATED DEFICIT
FOR THE PERIOD FROM JULY 16, 2009 (INCEPTION) TO JULY 29,2011

REVENUES	$-

OPERATING EXPENSES
Consulting	4,000
Legal and professional fee	1,542
General and administrative	274
(5,816)

LOSS FROM OPERATIONS	(5,816)

INCOME TAX EXPENSE	-

NET LOSS	$(5,816)

See accompanying notes to the financial statements

PACIFIC GOLD CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JULY 16, 2009 (INCEPTION) TO JULY 29, 2011

			Additional		Total
	Common Stock		Paid-in	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity

Balance at July 16, 2009	-	$-	$-	$-	$-

Issuance of founder shares					-
at $0.001 per share	80,000	80	(80)

Common stock issued for
cash at $0.001 per share	142,700	143	14,127		14,270

Common stock issued for services
at $0.001 per share	40,000	40	3,960		4,000

Net loss	-	-	-	(5,816)	(5,816)

Balance at June 30, 2011	262,700	$263	$18,007	$(5,816)	$12,454

See accompanying notes to the financial statements

PACIFIC GOLD CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 16, 2009 (INCEPTION) TO JULY 29,2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,816)
Adjustments to reconcile net loss to net cash
used by operations:	-

Net cash used by operating activities	(5,816)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	263
Amounts contributed as additional paid-in capital	18,007

Net cash provided by financing activities	18,270

NET INCREASE IN CASH	12,454

CASH, beginning of period	-

CASH, end of period	$12,454

See accompanying notes to the financial statements

PACIFIC GOLD CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JULY 29, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of Pacific Gold Corporation is presented to assist in the understanding of the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Organization – Pacific Gold Corporation was incorporated in Wyoming on July 16, 2009. The Company was organized for the purpose of mining silver/gold and other precious metals and creating a value added product by smelting the silver/gold and establishing smelting companies near the mining operations.  Pacific Gold Corporation is interested in buying mineral claims in the Cariboo Gold District of Northern British Columbia, Canada. The Company intends to develop relationships with national and international gold dealers and wholesalers that will acquire the Company’s inventory of mined silver or gold. As of July 29, 2011, operations have not commenced.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income taxes – The Company accounts for income taxes in accordance with generally accepted accounting principles, which requires the use of the liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s income taxable for Federal and state income tax reporting purposes.

For the period ended July 29, 2011, no material income or loss has been generated. Therefore, no provision for income taxes has been made.

NOTE 2 – SUBSEQUENT EVENTS

Date of Management Evaluation

Management has evaluated subsequent events through August 12, 2011, the date of which the financial statements were available to be issued.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Registrant in connection with the sale of the common stock being registered. Registrant has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

SEC Registration Fee	$143
Printing and Shipping Expenses	$2,000
Legal and Professional Fees	$3,500
Accounting Fees	$2,500
Transfer agent and misc. expenses	$2,000
Total	$10,143

Item 14. Indemnification of Directors and Officer

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officer or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. Our officer or one of our directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Wyoming laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

The table on the following page summarizes shares that were recently issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at various dates corresponding with each purchaser. In connection with this issuance, the purchasers were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. Each investor also represented to us that he/she was acquiring the shares as principal for his/her own account with investment intent. Each investor also represented that he/she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

TABLE FOLLOWS ON NEXT PAGE
	Name	Address	Consideration	Date	No. of Shares
1	Xingbo Bai	No.139 Yuancangzi Naimuganggangvillage Fuxingditown Fuxinmengguzuzizhicounty Liaoning Province China	$370.00		3,700
2	Na Zhao	Grade 2004 Humanitarian Scholol No.193 Tunxi Road Baohe District Hefei City Anhui Province China	$420.00		4,200
3	Shan Chang	No.115 Duan 1 Residents’ Committee Wenming Street Kulun Town Kulun Qi Tongliao City Inner Mongolia China	$260.00		2,600
4	Ruhua Zang	No.204 Meishi Street Xuanwu District Beijing China	$420.00		4,200
5	Jun Su	No.101 Door 1 No.3 building Suojiafen Community Haidian District Beijing China	$260.00		2,600
6	Dan Meng	No.202 No.9 building Xiaoguandongli Courtyard Chaoyang District Beijing China	$260.00		2,600
7	Chao Gejilitu	No.58 Group 2 Yangchumudonggazha Kulun Town Kulunqi Tongliao City Inner Mongolia China	$360.00		3,600
8	Tongtong Song	No.302 Unit 4 No.11 Building East District of Jigang Jiashuyuan Jiyuan City Henan Province China	$320.00		3,200
9	Aori Gele	No.80 Manghansumubailigagachamaohaori Group Kulunqi Tongliao City Inner Mongolia China	$280.00		2,800
10	Li Wang	Wangwu Village Wangwu Town Jiyuan City Henan Province China	$260.00		2,600
11	Xuefei Bi	No.204 Meishi Street Xuanwu District Beijing China	$420.00		4,200
12	Zhenliang BI	No.204 Meishi Street Xuanwu District Beijing China	$450.00		4,500
13	Peihua BI	No.401 Door 4 No.8 Building Xinfengnanli Xicheng District Beijing China	$480.00		4,800
14	Shengli Li	Huangmiao Village Chengliu town Jiyuan City Henan Province China	$320.00		3,200
15	Xiaomi Zhao	Shixia Villiage Wangwu Town Jiyuan City Henan Province China	$350.00		3,500
16	Hong Jin	No.94 Yangchumudonggazha Group 2 Kulun Town Kulunqi Tongliao City Inner Mongolia China	$370.00		3,700
17	Oingzhong Feng	No.1 Nanqi Alley Dizhuang Street Jiyuan City Henan Province China	$320.00		3,200
18	Guosheng Kang	Yuancangzi No.81Naimuganggang Viliage Fuxingdi Town Fuxin Mongolia Autonomous County Liaoning Province China	$300.00		3,000

19	Ming Liu	No.27 Yangchumudonggagacha Group 2 Kulun Town Kulun Qi Tongliao City Inner Mongolia China	$360.00	3,600
20	Suleng Hu	No.80 Manghansumu Bailigagazhamaohaori Group Kulun Qi Tongliao City Inner Mongolia China	$390.00	3,900
21	Wuyunbilige	No.80 Manghansumu Bailigagazhamaohaori Group Kulun qi Tongliao City Inner Mongolia China	$300.00	3,000
22	Xiong Ying	Room 319 No.7 Building West District No.22 Xinong Road Yangling District Xianyang City Shanxi Province China	$400.00	4,000
23	Lei Yan	No.86 group 2 Yangchumu Donggazha Kuluntown Kulun Qi Tongliao City Inner Mongolia China	$400.00	4,000
24	Sile Hu	No.66 Menghansumubailigagachamaohaori Group Kulunqi Tongliao City Inner Mongolia China	$390.00	3,900
25	Agudamu	No.29 group 3 No.17 Village Dabeigou Town Duolun County Xilinguole Union Inner Mongolia China	$400.00	4,000
26	Zhigang Lv	No.11 group 2 Yangchumu Donggazha Kulun Town Kulun Qi Tongliao City Inner Mongolia China	$330.00	3,300
27	Chun Qing	Yuangangzi No.130 Naimuganggang Village Fuxingdi Town Fuxin Mongolia Autonomous County Liaoning Province China	$330.00	3,300
28	Guoli Kang	No.62 group 2 Yangchumu Donggazha Kulun Town Kulun Qi Tongliao City Inner Mongolia China	$300.00	3,000
29	Ping He	No.101 No.3 building Suojiafen Community Haidian District Beijing China	$350.00	3,500
30	Yuan Su	No.101 No.3 building Suojiafen Community Haidian District Beijing China	$400.00	4,000
31	Zhigiang Yin	No.32 group 4 No.17 Village Dabeigou Town Duolun County Xilinguole Meng Inner Mongolia China	$300.00	3,000
32	Shengjun Lv	No.48 group 1 Yangchumu Donggazha Kulun Town Kulun Qi Tongliao City Inner Mongolia China	$350.00	3,500
33	Zhiyong Lv	No.28 group 3 No.17 Village Dabeigou Town Duolun County Xilinguole Union Inner Mongolia China	$330.00	3,300
34	Long Qjng	No.93 Group 1 Yangchumu Donggazha Kulun Town Kulun Qi Inner Mongolia China	$280.00	2,800

35	Yuzhan Liu	Zhaozhuang Village Zhongzhao Town Neihuang County Henan Province China	$280.00	2,800
36	Haisheng Su	No.31 of group 2 No. 17 Village Dabeigou Town Duolun County Xilinguole u\Union Inner Mongolia China	$330.00	3,300
37	Weidong Cheng	No.31 of group 2 No. 17 Village Dabeigou Town Duolun County Xilinguole union Inner Mongolia China	$420.00	4,200
38	Peiying Bi'Fengyi	No.31 of Group 2 No. 17 Village Dabeigou Town Duolun County Xilinguole Union Inner Mongolia China	$450.00	4,500
39	Fengyi Su	No.101 Door 1 No.3 Building Suojiafen Community Haidian District Beijing China	$480.00	4,800
40	Xirong Liu	No.101 Door 1 No.3 Building Suojiafen Community Haidian District Beijing China	$480.00	4,800

Item 16.  Exhibits

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

3.1 Articles of Incorporation
3.2 Bylaws

5.1	Opinion of Luc Nguyen, Esq.

23.1	Consent of Independent Auditor

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.           To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           Include any additional or changed material information on the plan of distribution.

2.           That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, , unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURE PAGE FOLLOWS
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Cheyenne State of Wyoming on May 12, 2011.

Pacific Gold Corporation
(Registrant)

By: /s/ Russell Heaton.
Russell Heaton President, Chief Executive Officer, Secretary, Treasurer, Chief Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell Heaton .	President, Secretary and Director	September 13, 2011
Russell Heaton	Chief Executive Officer

/s/ Russell Heaton .	Treasurer,	September 13, 2011
Russell Heaton	Chief Accounting Officer and Chief Financial Officer